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                                                                   EXHIBIT 10.18

                             LIMITED FRAUD GUARANTY

         This Limited Guaranty is executed as of August 11, 2003, by James. H. Long ("Guarantor") in favor of Textron Financial Corporation ("Textron") and each of Textron's affiliates (individually and collectively, "Textron"). For purposes of this Limited Guaranty, any party that controls Textron, is controlled by Textron, or is under common control with Textron, shall be deemed an affiliate of Textron.

                                    RECITALS

         A. Whereas, Textron has entered into one or more loan agreements (as amended, replaced, substituted or supplemented from time to time, the "Loan Agreements") with:

                  I-SECTOR CORPORATION ("I-Sector"), together with its following subsidiary companies:
                  STRATASOFT, INC. ("Stratasoft"),
                  INTERNETWORK EXPERTS, INC. ("INX"),
                  VALERENT, INC., formerly ALLSTAR SOLUTIONS, INC. ("Valerent"),

         (I-Sector, Stratasoft, INX and Valerent are referred to herein, individually, as an "Obligor" and, collectively, as the "Obligors"); and

         B. Whereas, Textron is agreeable to increasing the availability in respect of the existing Loan Agreements by an amount that has been agreed to among Textron and the Obligors on the condition that Guarantor shall execute and deliver this Guaranty to Textron.

                                    AGREEMENT

         In consideration of Textron's increasing the availability in respect of the Loan Agreements, as set forth above (which availability shall in all cases continue to be subject to the terms and conditions of the Loan Agreements), Guarantor hereby agrees as follows:

1. Limited Nature of Guaranty. In the event that Textron shall at any time determine, in good faith, that one or more of the Obligors and/or the Guarantor shall have committed a fraud upon Textron under or in connection with the Loan Agreements or this Limited Guaranty (including, without limitation, in connection with the obtaining and/or repayment of loans and credit extended under the Loan Agreements) or shall have made a misrepresentation to Textron of a material fact or circumstance under or in connection with the Loan Agreements or this Limited Guaranty (including, without limitation, in connection with the obtaining and/or repayment of loans and credit extended under the Loan Agreements), which has or could have, in the reasonable opinion of Textron, a material adverse effect on (a) the timely payment of the loans and other credit and amounts payable under the Loan Agreements, (b) the collateral securing such loans, credits and other amounts, (c) the business and/or prospects of any of the Obligors, (d) the Guarantor or (e) this Limited Guaranty (a "Triggering Determination"), Guarantor shall be liable for all amounts payable and all obligations to be performed by Obligors under the Loan Agreements as set forth therein and herein ("Guarantor Liability"). For the avoidance of doubt, Textron shall not assert any Guarantor Liability against Guarantor hereunder unless and until a Triggering Determination shall have been made and communicated in writing to Guarantor.

2.       Limited Scope of Guaranty. Subject to the terms and conditions of
Section 1 above, Guarantor guarantees to Textron the prompt payment and/or performance of all indebtedness, obligations and liabilities of Obligors at any time owing to Textron, whether direct or indirect, matured or unmatured,

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primary or secondary, certain or contingent or acquired or created by Textron
(individually, a "Guaranteed Obligation" and, collectively, the "Guaranteed Obligations"). This Limited Guaranty is a guaranty of payment. Subject to the terms and conditions of Section 1 above, Guarantor guarantees to Textron the punctual and faithful performance by Obligors of each and every Guaranteed Obligation. Without limiting the generality of the foregoing, in the event of Guarantor Liability, as referred to in Section 1 above, if any Obligor defaults in the payment or performance of any Guaranteed Obligation, if there exists any event or condition which, with notice and/or the passage of time, would constitute a default under any Guaranteed Obligation (including, without limitation, any cross-defaults by or among the Obligors), or if there is a liquidation, bankruptcy, assignment for the benefit of creditors or similar proceeding affecting the status, existence, assets or obligations of any Obligor, Guarantor shall pay directly to Textron the sums which the Obligors are obligated to pay to Textron, whether by acceleration or otherwise, and promptly perform all other Guaranteed Obligations. In the event of Guarantor Liability, as referred to in Section 1 above, and if Textron is required to return any payment made to Textron by or on behalf of any Obligor, whether as a result of such Obligor's bankruptcy, reorganization or otherwise, Guarantor acknowledges that this Limited Guaranty covers all such amounts, notwithstanding that the original of this Guaranty may have been returned to Guarantor and/or otherwise canceled.

3. Continuing Nature of Guaranty. This Limited Guaranty is a continuing guarantee and shall apply without regard to the form or amount of the Guaranteed Obligations in existence at any time with the following exceptions:

                  (a) In the event that Guarantor ceases to function as both (i) the Chairman of the Board of Directors and the Chief Executive Officer of I-Sector and (ii) the majority shareholder of I-Sector ("Loss Of Control") and Textron shall have approved of such, in writing prior to the occurrence of the Loss Of Control, which approval shall not be unreasonably withheld, this Limited Guarantee shall apply only to Textron debt obligations of the Obligors that were created from transactions between Textron and the Obligors dated prior to the date of Loss Of Control, and once all debt obligations that were created prior to the Loss Of Control have been fully, finally and indefeasibly repaid to Textron this Limited Guarantee shall terminate without any further action by Guarantor or Textron and all obligations hereunder shall be deemed satisfied in their entirety.

                  (b) In the event that Guarantor notifies Textron, in writing, that Guarantor will no longer prospectively guarantee the performance of the terms and conditions, including repayment, of monies loaned or financial accommodations provided to any one of the individual Obligors (up to and including all of the Obligors) (the "Terminated Obligor") pursuant to the Loan Agreements ("Termination Notice"), the Guarantor Liability shall be limited to financing extended by Textron to such Terminated Obligor through the date of receipt by Textron of such Termination Notice. If Textron continues to provide financing accommodations, credit, loans or other financing services to any Terminated Obligor after receipt of such Termination Notice, this Limited Guarantee shall apply only to Textron debt obligations of the Terminated Obligor that were created from transactions between Textron and such Terminated Obligor prior to the date of receipt by Textron of such Termination Notice and any credit extended by Textron to the Terminated Obligor after the date of receipt by Textron of such Termination Notice shall not be considered a Guaranteed Obligation. The Guarantor and the Obligors acknowledge and agree that the delivery of a Termination Notice may result, in the sole discretion of Textron, in the immediate cessation of all fundings and loans to the affected Obligor or Obligors by Textron.

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4.       Nature of Guaranty. In the event of Guarantor Liability, as referred to in Section 1 above, the obligations of Guarantor under this Guaranty shall be absolute and unconditional except as set forth in Section 3 above, and such obligations shall not be reduced, diminished or discharged for any reason, including, :

                  (a) Modifications and Indulgences. Any modification, renewal or alteration of any agreement, document or instrument relating to any Guaranteed Obligation, or any indulgence, adjustment, preference, extension or compromise made by Textron in favor of any Obligor or Guarantor.

                  (b) Condition of Obligors or Guarantor. Any insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or similar proceeding affecting any Obligor or Guarantor; any sale, lease or other disposition of any of the assets of any Obligor or Guarantor; any reorganization of, or change in the composition of the shareholders, partners or members of, any Obligor or Guarantor; or any termination of, or other change in, the relationship between any Obligor and Guarantor.

                  (c) Invalidity of Guaranteed Obligations. The invalidity, illegality or unenforceability of any Guaranteed Obligation for any reason whatsoever, including, but not limited to: the existence of valid defenses, counterclaims or off-sets to any Guaranteed Obligation; the violation of applicable usury laws by any Guaranteed Obligation; or the inauthenticity of any document or instrument relating to the Guaranteed Obligations.

                  (d) Release of Obligors. Any complete or partial release of any Obligor or any other party from any Guaranteed Obligation (other than as set forth in Section 3 above).

                  (e) Release of Collateral; Care of Collateral; Status of Liens. Any release, surrender, exchange, deterioration, waste, loss or impairment of any collateral securing payment of any Guaranteed Obligation (the "Collateral"), even if due to Textron's negligence; the failure of Textron or any other party to exercise reasonable care in the preservation, protection, sale or other treatment of any of the Collateral; the failure of Textron to create or properly perfect any security interest intended to be given by any Obligor in connection with any Guaranteed Obligation (a "Security Interest"); the unenforceability of any Security Interest; the subordination of any Security Interest to any other lien or encumbrance; or the taking or accepting by Textron of any other security for, or assurance of payment of, any Guaranteed Obligation.

                  (f) Other Action or Inaction. Any other action or inaction on the part of Textron, other than a willful action or inaction, whether or not such action or inaction prejudices Guarantor or increases the likelihood that Guarantor will be required to pay or perform any Guaranteed Obligation pursuant to the terms hereof.

         It is the obligation of Guarantor to discharge the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action or omission whatsoever, whether or not particularly described herein. Guarantor is not entering into this Guaranty in reliance on the value or the availability of any of the Collateral. Guarantor acknowledges that Guarantor may be required to pay the Guaranteed Obligations, in full, without the assistance or support of any other party. Guarantor has not been induced to enter into this Guaranty on the basis that any party other than Obligors will be liable to perform any Guaranteed Obligation or that Textron will look to any other party to perform any Guaranteed Obligation. If this Guaranty is signed by more than one party, the obligations of such parties are joint and several and Textron may release, or settle with, any of such parties without affecting the

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liability of any other party to this Guaranty. To the extent that this Guaranty is secured by property of Guarantor, Textron shall not be obligated to release its security interest in such property until all applicable preference periods have passed with respect to payments made to Textron by or on behalf of Obligors.

5.       Waivers. Guarantor waives:

                  (a) Action Against Others. Any right to require Textron to: institute suit or exhaust remedies against Obligors or any other party liable for any Guaranteed Obligation; enforce Textron's rights in any of the Collateral or other security which is at any time given to secure any Guaranteed Obligation; enforce Textron's rights against any other guarantor of any Guaranteed Obligation; join Obligors or any other party liable for any Guaranteed Obligation in any action seeking to enforce this Guaranty; or exhaust any other remedies available to Textron or resort to any other means of obtaining payment or performance of any Guaranteed Obligation.

                  (b) Notices. Notice of the amount of credit extended by Textron to Obligors at any time, whether primary or secondary; notice of the modification or extension of any Guaranteed Obligation; notice of a default or other non-performance by Obligors in connection with any Guaranteed Obligation; notice of the transfer or disposition by Textron of any Guaranteed Obligation; notice of the repossession, sale or other disposition of any of the Collateral; notice of the acceptance of this Guaranty by Textron; demand and presentation for payment upon Obligors or any other party liable for any Guaranteed Obligation; protest, notice of protest and diligence of bringing suit against Obligors or any other party; and any other action or inaction on the part of Textron in connection with this Guaranty or any Guaranteed Obligation.

                  (c) Subrogation. Any right which Guarantor may at any time have against Obligors, or any other party liable for any Guaranteed Obligation, as the result of the performance by Guarantor of its obligations under this Limited Guaranty, including, but not limited to, contractual, statutory and common law rights of subrogation, reimbursement and indemnification, provided, however, upon the full, final payment to Textron of all of the Guaranteed Obligations by Guarantor hereunder, Guarantor shall, anything contained herein to the contrary notwithstanding, have all contractual, statutory and common law rights of subrogation and reimbursement against the Obligors. In the event that Textron has to disgorge a payment or payments made by the Obligors or the Guarantor for Guaranteed Obligations and, after giving effect to such disgorgement, there remains any Guaranteed Obligations owed to Textron, Guarantor shall remain liable to Textron for such Guaranteed Obligations and this Limited Guaranty, if necessary, shall be deemed reinstated with respect to such Guaranteed Obligations.

                  (d) Election of Remedies. All defenses Guarantor may have based upon any election of remedies by Textron which destroys or impairs Guarantor's subrogation rights or Guarantor's rights to proceed against Obligors or any other person for reimbursement, including, without limitation, any loss of rights that Guarantor may suffer by reason of any rights, powers or remedies of Obligors in connection with any anti-deficiency laws or any other laws limiting, qualifying or discharging indebtedness of or remedies against Obligors or any other party. The foregoing waivers include any requirement of law that Textron exhaust any security for any loan before proceeding under this Guaranty and any act or omission by Textron which directly or indirectly results in or aids the loss, limitation or impairment of the right to recover any deficiency from Obligors due to Textron's election to proceed under a power of sale set forth in any deed of trust or any other deed of trust, mortgage or lien on real property or due to any fair

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         value limitations or determinations in connection with a judicial foreclosure of the real property securing any loan. Without limitation of the foregoing, Guarantor waives all rights and defenses arising out of an election of remedies by a creditor, even though that election of remedies, such as a non-judicial foreclosure with respect to security for a Guaranteed Obligation, has destroyed the guarantor's rights of subrogation and reimbursement against the principal.

6. Representations and Warranties. Guarantor represents and warrants to Textron that:

                  (a) Benefit. Guarantor has received, or will receive, direct or indirect benefit from the creation of the Guaranteed Obligations. Guarantor is the, direct or indirect, beneficial owner of more than a majority of the outstanding shares of each of the Obligors.

                  (b) No Representation by Textron. Neither Textron nor any other party has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty.

                  (c) Financial Condition. As of the date hereof, and after giving effect to this Guaranty and the contingent nature of the obligations contained herein and after giving effect to any subrogation rights provided to Guarantor hereunder, and assuming that the Obligors' assets, collectively, exceed their liabilities, collectively, as of the date hereof, Guarantor is solvent and has assets which, when fairly valued, exceed its liabilities.

7. Governing Law; Miscellaneous. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF RHODE ISLAND, WITHOUT REFERENCE TO APPLICABLE CONFLICT OF LAW PRINCIPLES. GUARANTOR CONSENTS TO THE JURISDICTION AND VENUE OF RHODE ISLAND COURTS IN CONNECTION WITH TEXTRON'S ENFORCEMENT OF ANY OF GUARANTOR'S OBLIGATIONS UNDER THIS GUARANTY. This Guaranty shall not be deemed to create any right in any party except as provided herein and shall inure to the benefit of, and be binding upon, the successors and assigns of Guarantor and Textron. THIS GUARANTY CONSTITUTES THE ENTIRE AGREEMENT OF GUARANTOR AND TEXTRON RELATIVE TO THE SUBJECT MATTER HEREOF. NO MODIFICATION OF, OR SUPPLEMENT TO, THIS GUARANTY SHALL BIND TEXTRON UNLESS THE SAME IS IN WRITING AND IS SIGNED BY AN AUTHORIZED OFFICER OF TEXTRON. Upon the request of Textron, Guarantor shall deliver to Textron certified personal and/or business financial statement(s) and such other financial information as Textron may reasonably request. Guarantor agrees that Textron may, without the consent of, or notice to, Guarantor, assign all or any portion of its rights hereunder to any other party to which any Guaranteed Obligation is transferred, assigned or negotiated. Guarantor shall be liable for all attorneys' fees and other costs and expenses incurred by Textron in connection with Textron's enforcement of this Guaranty.

8. Notices. All notices required to be given hereunder shall be given by U.S. Postal Service Certified Mail, Return Receipt requested, or by receipted overnight delivery using any nationally recognized delivery service, or hand delivered evidenced by a written receipt. Unless otherwise notified in writing, notices shall be provided at the following addresses:

                  For Textron:
                      Textron Financial Corporation
                      1180 WELSH ROAD, SUITE 280
                      NORTH WALES, PA 19454
                      Attn: VICE PRESIDENT, CREDIT

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                  For Guarantor:
                     James H. Long
                     910 Alkire Lake Drive,
                     Sugar Land, Texas  77478

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NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, GUARANTOR'S LIABILITY
HEREUNDER SHALL BE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN SECTION 1 ABOVE.

         The undersigned, pursuant to due corporate or partnership authority, as appropriate, has or have caused this Guaranty to be executed as of the date set forth above.

                           GUARANTOR:

                           /s/ James H. Long
                           ------------------
                           James H. Long

         Agreed to And Approved By I-Sector Corporation:

           /s/ Patricia Winstead
           ----------------------
           Patricia Winstead, Secretary, Vice President and Controller

         Agreed to And Approved By Internetwork Experts, Inc.:

           /s/ Mark T. Hilz
           ------------------------
           Mark T. Hilz, President

         Agreed to And Approved By Stratasoft, Inc.:

           /s/ William R. Hennessy
           -------------------------
           William R. Hennessy, Vice President and Controller

         Agreed to And Approved By Valerent, Inc.:

           /s/ Frank Cano
           -------------------------
           Frank Cano, President

                                 ACKNOWLEDGMENT

STATE OF TEXAS
COUNTY OF HARRIS

         Before me, a Notary Public in and for said County and State or Commonwealth, on this day personally appeared James H. Long, known to me to be the person whose name is subscribed to the foregoing instrument, who acknowledged that he executed said instrument as his or her free and voluntary act and the free and voluntary act of Borrower.

         Given under my hand and Notarial Seal this _______ day of ____, 20____.

                                                     ___________________________
                                                     Notary Public

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